Exhibit 24

Power of Attorney

We, the  undersigned  directors  of the Sandy Spring Bancorp, Inc. (the “Registrant”),  hereby  severally constitute  and  appoint  Ronald E. Kuykendall our true and lawful  attorney  and agent,  to do any and all things in our names in the capacities  indicated below which said person may deem  necessary or advisable to enable the  Registrant  to comply with the Securities Act of 1933, as amended,  and any rules,  regulations and requirements of the Securities and Exchange Commission,  in connection with the  registration  statement on Form S-8  relating to the Sandy Spring  Bancorp, Inc. Directors' Stock Purchase Plan, as amended and restated,  including  specifically,  but not limited to, power and authority to sign for us in our names in our capacities as directors and, as applicable,  as members of the plan administrative  committee,  the registration statement and any all amendments (including post-effective  amendments) thereto; and we hereby  approve, ratify and confirm all that said person and/or  persons shall do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Daniel J. Schrider	President, Chief Executive Officer	May 13, 2010
Daniel J. Schrider	and Director

/s/ Philip J. Mantua	Executive Vice President	May 13, 2010
Philip J. Mantua	and Chief Financial Officer

/s/ Robert L. Orndorff, Jr.	Director, Chairman of the Board	May 13, 2010
Robert L. Orndorff, Jr.

/s/ Mark E. Friis	Director	May 13, 2010
Mark E. Friis

/s/ Susan D. Goff	Director	May 13, 2010
Susan D. Goff

/s/ Solomon Graham	Director	May 13, 2010
Solomon Graham

/s/ Gilbert L. Hardesty	Director	May 13, 2010
Gilbert L. Hardesty

/s/ Pamela A. Little	Director	May 13, 2010
Pamela A. Little

/s/ David E. Rippeon	Director	May 13, 2010
David E. Rippeon

/s/ Craig A. Ruppert	Director	May 13, 2010
Craig A. Ruppert

/s/ Lewis R. Schumann	Director	May 13, 2010
Lewis R. Schumann

/s/ Dennis A. Starliper	Director	May 13, 2010
Dennis A. Starliper